Exhibit 99.2

FINAL TRANSCRIPT
Q3 2004 Mattson Technology Earnings Conference Call
Event Date/Time: Oct. 20. 2004 / 10:30 AM ET
Event Duration: 53 min

C O R P O R A T E   P A R T I C I P A N T S

David Dutton

Mattson Technology, Inc. - President and CEO

Ludger Viefhues

Mattson Technology, Inc. - CFO

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Bill Lu

Piper Jaffray - Analyst

Steve O'Rourke

Deutsche Bank - Analyst

Bill Ong

American Technology Research - Analyst

Dan Barenbaum

Smith Barney - Analyst

Jay Deahna

J.P. Morgan - Analyst

Patrick Ho

Moors & Cabot - Analyst

Ben Tang

Prudential - Analyst

Cristina Osmena

Jefferies & Co. - Analyst

Robert Maire

Needham - Analyst

P R E S E N T A T I O N

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Operator

Welcome to today's Mattson Technology, Inc., Third Quarter 2004 Earnings Release Conference Call. Today's call is being recorded.

Information provided in today's conference call contains forward-looking statements regarding the Company's future prospects including, but not limited to, anticipated bookings, revenue and margins for future periods. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those described in today's news release and in the Company's Forms 10-K, 10-Q, and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this conference call.

At this time, I would like to turn the call over to the CEO, Mr. Dave Dutton. Please go ahead, sir.

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David Dutton - Mattson Technology, Inc. - President and CEO

Thank you, Cindy. Good morning everyone. With me today is Ludger Viefhues, our CFO. We'd like to welcome you to Mattson Technology's Third Quarter 2004 Earnings Conference Call. Today's call will cover three topics; third quarter highlights and accomplishments in the technology, customer and operating areas; third quarter financial results; and our guidance and our perception of the current state of the semiconductor industry.

The third quarter of 2004 was strong and demonstrated the excellent progress the Mattson team is making on multiple fronts. Our focus is on execution. Today, we stand with great technology, strong global market positions, and a business model designed to deliver value throughout industry cycles.

We are proud to report we increased bookings, gross margins, and revenue. We continue to gain market share with new 300 mm accounts, and order wins for our leading strip and RTP technologies from top foundry, DRAM and Logic customers. We are seeing growing market acceptance for our new strip and RTP products introduced this year.

Market share growth and the momentum for additional share gains continued in both of our major businesses in the third quarter. Our product portfolio is solid and demand for our recently introduced and existing products in the marketplace is growing stronger. Our long-term strategy of investing in leading edge process technology is driving results, with more new product plans for introduction in 2005.

In strip, we secured new order wins from the top five semiconductor CapEx spenders. We added two of the world's largest chip makers, one specializing in memory and the other in logic, to our growing list of global customers. We won two new 300 mm strip customers, a leading Japanese logic manufacturer, and a major Asian foundry. Our Aspen III ICPHT strip system, introduced earlier this year, is providing high throughput for increased productivity at lower cost to semiconductor manufacturers around the world. This new strip tool has continued to demonstrate growing market acceptance, winning orders in Japan, Korea, Taiwan, Singapore, and the U.S. We continue to receive orders for our 90 nanometer (nm) Aspen III Highlands low-copper strip tool from a major foundry and a DRAM manufacturer.

In RTP, we saw order activity in Japan, Korea, Taiwan, and the U.S. Our new Helios RTP system is gaining customer acceptance, with market wins from a global DRAM manufacturer and its joint venture partners. One of our long time customers, another leading DRAM chip maker, has taken delivery of its first Helios tool and is moving on to this next generation RTP platform. Over the last two quarters, all of our Helios beta tools became production accepted systems. Going forward, Helios revenues will be recorded under normal acceptance provisions.

We are about to close, probably within the next week, our acquisition of Vortek Industries, Ltd. The addition of Vortek's exceptional arc lamp technology will not only augment Mattson's RTP portfolio, but it will enhance our ability to offer the broadest and most advanced suite of thermal applications in the industry today. We plan to move aggressively to bring Vortek's millisecond Flash annealing tool to market, and have already selected the first beta site location for this product. We expect to ship the first beta tool in the fourth quarter of 2004.

In both product lines, we've gained further market share and strengthened our position in 300 mm. Over 75 percent of total new system orders in the third quarter were for 300 mm. On a geographic basis, the Asia-Pacific region continues to lead 300 mm bookings. We won two new 300 mm customers in Asia, one in Japan, and one in Singapore, and saw a strong 300 mm demand in Taiwan.

We are growing in key markets and geographies. We secured order wins and strengthened our relationship with customers from all global regions; China, Europe, Japan, Korea, Singapore, Taiwan, and the U.S. The growing number of orders for major chipmakers underscores our increasing success with developing and strengthening customer relationships. We are committed to delivering best of breed strip and RTP technology to our customers. Our new customer wins are directly related to our ability to align our product development and technology investment to market needs. Our customer base has expanded and improved globally and strategically as our products delivered the features and cost advantages chipmakers value most.

As we have demonstrated over the last several quarters, Mattson has made transformative changes in our business model to become stronger and a more resilient company. Today's earnings performance reflect the operational successes that directly result from the implementation of our cyclically flexible enterprise, or CFE business model. The high level of responsiveness of our supply chain, our improvements in cycle time reduction, and our ability to focus and deliver the R&D advances are customers need now. These efforts, coupled with the productivity and organizational actions we took to achieve increased cost and operational improvements are helping us to meet our customers' capacity ramp requirements on demand and on time.

Over the last few quarters, our world-class manufacturing and operational excellence has allowed us to double revenue with essentially flat headcount. Our manufacturing strategy combined internal resources, and external partner capacity at Mattson facilities are utilized efficiently as the market expands and contracts. This operational execution ability will continue to be very important to support our performance, as we move into what appears to be a weaker business environment.

When the business environment contracts, our strategy of keeping the company at a small base of operating expenditures will pay off, as we will not have to worry about the expense and disruption of repetitive resizing of the organization. Instead, our focus will remain concentrated on areas that reinforce the fundamental value of Mattson; advancing our technology and strengthening our customer partnerships.

To sum up, the third quarter of 2004 was another solid performance for Mattson, despite increasingly challenging market dynamics. Now, I'll turn the call over to Ludger to review our financial results in more detail. Ludger?

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Ludger Viefhues - Mattson Technology, Inc. - CFO

Thank you, Dave, and good morning. Today, I'm pleased to report our financial results for the third quarter, ended September 26, 2004. Our Q3 results demonstrate our ability to execute across each crucial area of our business model. Please allow me to explain.

In the third quarter, our financial accomplishments included: significant and additional gross margin improvement, continued growth in our systems backlog, and continued growth in EPS. We have now reached a milestone. We have been profitable for four consecutive quarters.

A more important way of expressing our profitability increase in the third quarter is that we increased EPS by 43 percent sequentially, on only a corresponding 13 percent growth in revenue. Gross margins this quarter increased by more than 200 basis points, from 43.2 to 45.3 over the second quarter of this year. In addition, our book-to-bill ratio improved again, to 1.19, and our backlog increased by 25 percent.

In summary, Mattson has not only sustained profitability in each of the past four quarters, but Mattson has also made great progress in putting our more cyclically flexible business financial model in place to accommodate the demands we face now and for future challenging times.

During the past four quarters of growth cycle, we expanded both our working capital and our profitability. Most important, we held our fixed cost base flat. This success is why we feel that our CFE financial strategy will ultimately allow us to meet our ongoing commitment to deliver shareholder value as we move forward from here.

Let me now go over the third quarter results in greater detail. Net sales for the third quarter of 2004 were 68 million, 13 percent higher than 60.2 million in the second quarter of 2004, and 108 percent higher than the 32.6 million reported in the same quarter a year ago.

We continued to see high demand for both RTP and strip products, and our own ability to capture market share. In addition to RTP and strip products, net sales in the second quarter included $3.2 million in royalties from our DNS Technology Agreement.

Geographically, revenues by region during the third quarter of 2004 once again reflect the strength of the Asia-Pacific market. Japan and the Pacific Rim represented 17 percent and 58 percent, respectively. And North America and Europe, they're 13 percent and 12 percent, respectively.

This quarter's net income of $10.3 million, or $0.20 per share, demonstrates the basic strengths of our underlying model and management's ability to execute to our plans.

As I already noted, EPS this quarter represents a 43 percent improvement over the second quarter of this year. In the third quarter a year ago, Mattson reported a net loss of 3.9 million, or a loss of $0.09 per share.

Shipments in this year's third quarter reached $62.5 million, 7 percent higher than the second quarter of 2004, and 163 percent higher than the third quarter of 2003 which, of course, indicates the strengths of the current market environment compared to a year ago.

Gross margin grew 2 full percentage points over the previous quarter to 45.3 percent. That is a 6 point improvement in the last 12 months. R&D spending for the third quarter was $5.6 million, slightly higher than $5.5 million in the second quarter, and $1.1 million higher than the $4.5 million in the same period a year ago.

SG&A spending for the third quarter was $15 million, or $1.6 million higher than the $13.4 million in the second quarter, and $2.4 million higher than the $12.6 million in the same period a year ago. The higher expenses in the third quarter are primarily due to variable expense related to higher levels of business activity and variable compensation related to improved business performance.

Bookings continued strong in the third quarter, rising to $74.1 million in Q3, an almost 9 percent improvement over the second quarter of the year. Our book-to-bill ratio for the third quarter of 2004 was 1.19, remaining ahead of the industry average, now at .96. Our bookings growth continues in excess of the industry rate, and is a strong indicator of additional market acceptance of our products. 300 mm tools are still growing as a percentage of bookings, and this quarter represent approximately 80 percent of total bookings.

Bookings by region in the third quarter of 2004 were: North America, 22 percent; Europe 5 percent; Japan, 6 percent; and Pacific Rim, 67 percent.

Let me now turn to the balance sheet.

Cash at the end of the third quarter was $81 million, compared to $98.5 million in the previous quarter, and $83.5 million a year ago. Our cash investments in Q3 were primarily focused on building factory inventory to meet our increasing backlog requirements, and on advancing our R&D roadmap, including the Vortek acquisition.

With the latter investments now complete, we anticipate that our inventory turns will improve and we plan to build cash during the fourth quarter, primarily by further improving our focus on accounts receivables and DSO reduction.

Working capital was $118.1 million at the end of the third quarter of 2004, up from $108.4 in the second quarter, and from $48.9 million in the third quarter of 2003. DSO increased to 84 days in the third quarter from 74 days in the second quarter for the same reason. Inventories rose about 20 percent during Q3 in anticipation of even higher build volumes in Q4 of 2004.

Deferred revenue declined $11.5 million at the end of the third quarter, compared with the second quarter balance of $43.7 million, and $3.7 million higher than the third quarter of 2003.

A bit of good news on the tax and cash front. We have just received word that our request for "competent authority" with the IRS has been granted. The request was our attempt to obtain a partial refund of Japanese taxes withheld in connection with our DNS settlement. We therefore expect that we'll receive an approximately $2.9 million cash refund of withheld taxes in the fourth quarter of 2004. The refund will result in a fourth quarter net P&L benefit of approximately $1.4 million on the tax income line.

We continue to anticipate nominal tax expenses in 2005, given our anticipation of continuing to use accumulated NOLs. As I explained in previous calls, NOLs do not offset all taxes, so we are likely to incur tax expenses between $1 and $2 million annually over the next two years.

The important parameters have not changed. Mattson remains virtually debt free, with a strong balance sheet and profitable operations. With demand softening somewhat and our inventories now at levels that are sufficient to meet current needs, we anticipate the ability to grow our cash balance again. Our capability to deliver on our CFE financial model is best demonstrated by our EPS performance. Should the growth cycle slow down, our favorable ratio of variable versus fixed expense will help us to meet the challenges of a less favorable market.

In closing, let me assure you that we remain intently focused on cash management and controlling expenses. At the same time, we maintain our commitment to invest prudently toward future growth while executing our business operations to achieve profitability.

Now, I will turn the call back to Dave for some closing comments before we take your questions. Dave?

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David Dutton - Mattson Technology, Inc. - President and CEO

Thanks, Ludger. As Ludger mentioned, our company's financial strength is an important asset towards supporting growth beyond the current upturn. We have now seen five consecutive quarters of bookings growth which, excluding the year 2000, is approximately the average of historic industry cycles. We were one of the first companies to benefit from the upturn, gaining market share throughout the last five quarters.

We do now see a trend, confirmed by our customers, towards cautious CapEx planning and spending. We have all heard that demand is softening, and it is. But, it is important to put this news in perspective. Heading into the third quarter, we had anticipated continued robust demand and growth in the industry in general, and for our products in specific. That statement is still very true. However, robust is no longer as strong as it was, and we are watching carefully to see what magnitude of a shift might occur.

We continue to execute our CFE model with the goal of strong performance throughout the cycles. We will continue to place emphasis on those areas that have been important to our winning so far; technology advancement, strong customer relationships, and operational excellence. We still believe, even in a softening environment, that our market share gains will continue. What business is out there, we intend to be the winning team.

Now, let's go to our guidance. Our outlook, and therefore our anticipated growth rate, is more uncertain than it has been in the past year. Customers are cautious and their spending looks more unpredictable. The final impact on the fourth quarter is hard to determine from this vantage point. We now anticipate new order bookings in the fourth quarter to be in the range between $55 to $63 million, a decrease of about 15 to 25 percent from the rate we saw in the third quarter.

We project fourth quarter revenues to be in the $68 million to $71 million range, a potential increase of 5 percent. We expect to maintain our gross margins in the 43 to 46 percent range in the fourth quarter.

In summary, Mattson is a strong company and we are working to make it even stronger. We are operating our company with a clear mandate to deliver results that meet or exceed our financial, technological, and operational goals across economic cycles. We have a strong financial position because we have developed and sustained solid businesses. We believe that our commitment to delivering best of breed technology, growing customer partnerships, and attaining manufacturing and operational excellence will help us achieve improved financial performance and position us for further success in the coming quarters.

Now, we'd be happy to take your questions. I'll turn it back over to Cindy.

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Q U E S T I O N S  A N D  A N S W E R S

Operator
(OPERATOR INSTRUCTIONS)

Bill Lu, Piper Jaffray.

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Bill Lu - Piper Jaffray - Analyst

First of all, congratulations on the design wins you had in strip and RTP this quarter.

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David Dutton - Mattson Technology, Inc. - President and CEO

Thanks, Bill.

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Bill Lu - Piper Jaffray - Analyst

I've got a couple of questions. First of all, if I look at your bookings guidance for the fourth quarter, a 15 to 25 percent decline, it seems to be a little bit worse than some of your peers. Is that because you've got more exposure in Asia, where most of the purchases are happening right now?

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David Dutton - Mattson Technology, Inc. - President and CEO

I think just, when we look in general going forward, there's a lot of uncertainty. I think when we look at our overall business potential to meet our bookings target, it's out there, but much of it has funding contingencies. So, if you look at that in a little more detail, because I think it's more than just our exposure in Asia and some of the uncertainties. In foundries, we see they're committed short-term, but the next level stage of funding I think they're waiting for clarity on the first half of '05 capacity. And we're feeling there could be kind of a digestion, or maybe a couple quarter pause, and so we're ready for this or at least maybe a bit of lowering. We haven't really seen push-outs from any of the foundries, but we're just remaining cautious.

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Bill Lu - Piper Jaffray - Analyst

So, if you look at the decline of bookings from the third quarter to the fourth quarter, where is it happening geographically?

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David Dutton - Mattson Technology, Inc. - President and CEO

I think there's a couple there. Like I said, I think foundries for us, they're still going to be growing but at a slower rate, or maybe pausing. Japan to us has been and still is very prudent about their investing. We believe their, in the way we feel Japan works, their fiscal year 2004 ends in March of '05. We believe they're going to hold CapEx tighter, given the uncertainties in the market and will really kind of wait for early '05 for perhaps some of their next expansions. Which, with our short lead times, really means Q1 2005 bookings, not '04 bookings. So, we think because of the systemic budgeting process over there, that that's what we'll see in Japan. The next 300 mm adopters we think we've seen a push where they've established their pilot lines or are in the process of establishing their pilot line. And then we think they're going to wait a little bit before they expand to the next level, unless market demand tends to pick up, and I think we'd see that by inventories driving down. And they're making some correction, but probably not aggressive enough. And then, DRAM demand to us looks okay, but I think there's been a lot of DRAM capacity coming on line and there's some swing capacity between Flash and DRAM at some of the leading customers. And so we do expect maybe some digestion. And so, when we put it all together, we just put the judgment that we would rather remain cautious and guide to the low end because we just see that potential developing.

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Bill Lu - Piper Jaffray - Analyst

Got it. And then just one last follow-up. If indeed the fourth quarter bookings turns out to be the way you're forecasting right now, would that be sort of an indicator for first quarter revenues, or can you ship from backlog and make that decline a little bit less dramatic?

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David Dutton - Mattson Technology, Inc. - President and CEO

I think it's an initial indicator, but if you look, our backlog's about five months, so there is backlog in Q1, so it would be a little less dramatic.

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Operator

Steve O'Rourke, Deutsche Bank.

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Steve O'Rourke - Deutsche Bank - Analyst

Dave, you mentioned five quarters of bookings growth is the historical average for an up-cycle, what you have. Your other comments then talk maybe about a pause here. Do you anticipate a modest downturn here or do you think this is just a pause and then a reacceleration a couple quarters out?

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David Dutton - Mattson Technology, Inc. - President and CEO

Steve, this market throws more curve balls and so there's a lot of uncertainty. And we can truthfully put together a number of scenarios. And I think for us it's -I would say we hope for the pause, but we're ready for anything. And the way we built the business, what we're confident of is, we'll be able to really continue to provide value to the bottom line and focus on market share growth, really, no matter what the industry does.

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Steve O'Rourke - Deutsche Bank - Analyst

So, no real bias one way or the other.

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David Dutton - Mattson Technology, Inc. - President and CEO

No.

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Steve O'Rourke - Deutsche Bank - Analyst

And one other question on gross margin. Revenue potentially up in Q4 with gross margin down on a similar revenue level, when I look at your guidance. One, could you explain that, and give us some indication what to expect for a gross margin trend?

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Ludger Viefhues - Mattson Technology, Inc. - CFO

Yes, Steve, Ludger speaking. In the current environment, we cannot expect to see the same increase that we saw in Q3. Typically in our industry, when we see a softening of the market, our product might shift and we need to retain the flexibility to meet customer demand. Our flexible enterprise model gives us the needed flexibility, especially in its delivery of improved manufacturing efficiency. We can achieve our target model with a strong product mix delivering strong margins, and our newest products contribute with higher margins. So, we are confident that to get there, the timing of that will depend on the overall market environment.

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Steve O'Rourke - Deutsche Bank - Analyst

Okay, and just one other quick question. When do you expect share wins in Japan to translate to higher bookings in the region? It seems you're kind of tracking here to single digit percent in bookings quarter-over-quarter.

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David Dutton - Mattson Technology, Inc. - President and CEO

Yes, I think we'd expect those probably towards the middle of next year. Again, maybe some earlier, in the first half. But, I think we're looking at waiting for the budgetary cycle to work though. And I think

Japan will continue to be more prudent in bookings until they start to see kind of the next leg, I see demand picking up.

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Operator

Bill Ong, American Technology Research.

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Bill Ong - American Technology Research - Analyst

Nice book-to-bill ratio. How much of year-over-year revenue growth can we expect strictly on a share gain alone in 2005, and we just assume a flat market? And also, do you have a sense of how much of your buys is capacity-driven versus technology-driven, and could that be influencing your guidance for December quarter? Thanks.

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David Dutton - Mattson Technology, Inc. - President and CEO

Yes. Hi, Bill. This is Dave. And thanks for the great questions. I think on the first one, I don't want to get into predicting 2005, so I don't know that I can really answer. We do expect to continue to see share gains, and are seeing share gains in strip. So, I think whatever the market does, we do expect to grow ahead of the market. In the overall trend. On the second part, which is a good question, I think part of what we see, especially with strip, strip during up cycles really has a dominant volume capacity expansion to it. And then, as the market starts to tighten and capacity expansions start to retract a little bit, strip actually tends to slow down a little more aggressively than the rest of the industry. So that - that probably is part of our influence. But, I think overall, we still see, not really a pull-back in the major projects. This isn't to us a full capacity shutdown. But, I think the leaders will continue to prudently grow their projects forward and that will be then on top of the more standard technology backbone we see consistently, up-cycle and down-cycle.

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Bill Ong - American Technology Research - Analyst

Is it simplistic to say that RTP is mostly the tech buying and strip is mostly capacity buying?

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David Dutton - Mattson Technology, Inc. - President and CEO

I think it's just, you could say, RTP has a larger component of tech buying, and strip has a smaller, but technically a growing component of tech buying, especially when you get into low-k/copper and back-end clean.

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Bill Ong - American Technology Research - Analyst

Okay. And you're mix between strip and RTP is, like 50/50, give or take?

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David Dutton - Mattson Technology, Inc. - President and CEO

Yes, give or take. When you get into the very top of the cycle, strip tends to push up towards 60 and RTP down to 40, and then as we roll down into a slower time for the tech buy part you talk about, it gets closer to 50/50.

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

Operator

Timothy Arcuri, Smith Barney.

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Dan Barenbaum - Smith Barney - Analyst

Hi, guys. This is actually Dan Barenbaum (ph) for Tim. Asking a few more questions on the cost structure. SG&A was obviously up. Maybe we could get a little more detail on where you see that going for the rest of the year and how fast you could bring that back down in case you need to? Maybe a little more clarity on some of those variable expenses.

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Ludger Viefhues - Mattson Technology, Inc. - CFO

We'll keep that pretty flat and our flexible model enables us to bring it down a little bit. Definitely, we will keep that percentage, and really should reduce the percentage of revenue. We keep a close eye on those costs, an essentially then, we haven't increased, since we have turned to profitability, our fixed costs very much. We keep that really on hold and we should materialize the benefits.

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Dan Barenbaum - Smith Barney - Analyst

So then, where would you say that fixed cost base is? Can you put a dollar value on that?

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Ludger Viefhues - Mattson Technology, Inc. - CFO

The dollar value, there are some variable elements in that but we keep it at the level where we are, and maybe some flexible elements down a little bit.

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Dan Barenbaum - Smith Barney - Analyst

Okay, so maybe I'm not understanding then. What percentage of SG&A right now would you say is variable versus fixed?

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Ludger Viefhues - Mattson Technology, Inc. - CFO

Variable versus fixed. We are so small, I think I would not comment on that. But, it has increased significantly.

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Dan Barenbaum - Smith Barney - Analyst

Okay. Jumping back to orders then. You had mentioned that you felt like it was more prudent to be conservative on the order guidance. Are there any big orders that could swing the Q4 order number one way or the other?

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David Dutton - Mattson Technology, Inc. - President and CEO

Yes, I think there are. I don't know if I can go through them in exact detail, but there's certainly areas we're watching. I think there are some Japan projects that we're staying more cautious on. There's some DRAM projects that, again, we're staying cautious on, so if they tend to all go, we could see that to be the strengthening area. So, I'd probably say kind of in those two areas.

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Dan Barenbaum - Smith Barney - Analyst

Okay. And just one last question on the orders then. What percentage of the orders were made up from, say, the top five customers?

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David Dutton - Mattson Technology, Inc. - President and CEO

Percentage from the top five - I think it was about 50 percent of our orders, off the top of my head.

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Dan Barenbaum - Smith Barney - Analyst

Okay, great. Thanks.

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Ludger Viefhues - Mattson Technology, Inc. - CFO

Then, to your first question regarding the SG&A, I think we had 20.9, and about 15 to 16 of that is fixed.

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Operator

Jay Deahna, J.P. Morgan.

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Jay Deahna - J.P. Morgan - Analyst

Dave, on the order outlook for the 4Q, is it safe to assume that that includes the likelihood of a major North American customer scaling in, but may not include the major DRAM supplier in Japan?

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David Dutton - Mattson Technology, Inc. - President and CEO

Yes, Jay, I think that's a pretty safe assumption, although we are seeing caution on the amount of some of the scale-in.

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Jay Deahna - J.P. Morgan - Analyst

Okay. In terms of your comments in the beginning, where you said that there were a number of customers in multiple regions where you've penetrated. Kind of following up on Steve O'Rourke's question regarding when do the Japanese penetrations turn to volume. Let's look at that from a global perspective. When do you expect that to occur?

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David Dutton - Mattson Technology, Inc. - President and CEO

I think, from a global perspective, I would say we expect - if you look at for example, strip. There were four key penetrations. And I'll just call them one, two, three and four, just to maybe keep some things hidden, but I think, one would be probably we start to see it more in Q1 and then follow on more in Q2. So, I think Q2 for the first one. The second one, we start to see more of it in Q2, or Q1 of '05 and then moving forward. The third one I think starts to be in Q1. And again, that has to do with some budget things I talked about before. The fourth one is a 300 mm area that is at the pilot stage and I think we'd be looking probably at Q2 before I believe they're going to do their ramp. So, probably the middle of next year when they go through.

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Jay Deahna - J.P. Morgan - Analyst

Okay. So, if you tie in your new account penetrations and a likelihood that you're sort of assuming that some big projects that could book in 4Q probably book in Q1--.

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David Dutton - Mattson Technology, Inc. - President and CEO

Right.

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Jay Deahna - J.P. Morgan - Analyst

Are you looking at, at this point in time, some sort of a flat to up scenario for 1Q orders?

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David Dutton - Mattson Technology, Inc. - President and CEO

I don't know if I want to guide that far ahead, but I would say that's our hope, and what we see building. But again, Jay, it just depends on what overall demand does and where the market goes as we get further into this quarter.

--------------------------------------------------------------------------------

Jay Deahna - J.P. Morgan - Analyst

Right. Now, if revenues are down sequentially in 1Q, something less than what bookings are down in 4Q, do you pull the lever on some cost cutting? Or, if you think that bookings are going to be up in 1Q and/or 2Q, do you just take a one quarter hit and not inhibit your ability to service the upsurge that comes after that?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Yes, I think given our flexible manufacturing model, actually we will if we see revenues going down, we will be taking costs out and it'll be on the flexible side. We've actually already mapped all that out. And so, we feel pretty confident we'll be able to flex up and down, if we're seeing kind of a more turbulent demand over the next few quarters.

--------------------------------------------------------------------------------

Jay Deahna - J.P. Morgan - Analyst

Is that with outbacks as well as manufacturing?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Yes.

--------------------------------------------------------------------------------

Jay Deahna - J.P. Morgan - Analyst

Okay, then the last question is for Ludger. Ludger, what should we assume for a tax rate for 2006?

--------------------------------------------------------------------------------

Ludger Viefhues - Mattson Technology, Inc. - CFO

As I mentioned, $1 to $2 million taxes in that ballpark.

--------------------------------------------------------------------------------

Jay Deahna - J.P. Morgan - Analyst

For the whole year?

--------------------------------------------------------------------------------

Ludger Viefhues - Mattson Technology, Inc. - CFO

Yes, for the whole year.

--------------------------------------------------------------------------------

Operator

Patrick Ho, Moors & Cabot.

--------------------------------------------------------------------------------

Patrick Ho - Moors & Cabot - Analyst

First, I'll just clarify the 1 to 2 million taxes for 2005. Is that per quarter or is that for the whole year?

--------------------------------------------------------------------------------

Ludger Viefhues - Mattson Technology, Inc. - CFO

No, for the whole year.

--------------------------------------------------------------------------------

Patrick Ho - Moors & Cabot - Analyst

Just following on the order trends again for Q4, can you characterize whether you're seeing a falloff anywhere specifically, dry strip versus RTP or do you see that kind of across the board as you look into Q4?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Patrick, I'll try and give you maybe a two-pronged answer on that, because the first prong is, yes, we do see strip falling off a little bit, and that is a fundamental aspect that is always inherent between strip and RTP. Strip is a larger volume ramp and also then a larger volume decrease when capacity expansions start to slow a little bit. So, we just see that as an inherent part of the business. In the background, I think when we look at the overall position of the two, we do see both probably, collectively about the same as far as where we would see softening. Probably on RTP is a little more DRAM focused, and DRAM appears to be, it will probably be the strongest part of moving through this, then we could see RTP hold up the strength a little more.

Patrick Ho - Moors & Cabot - Analyst

Okay, great. And just going -- I guess in your discussions with customers, where are you seeing, I guess from a customer segment perspective, a lot more caution? Would it be fair to characterize that your foundry customers are being a lot more cautious than say your DRAM customers right now?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Yes, I think that's a fair statement.

--------------------------------------------------------------------------------

Operator

Ben Tang (ph), Prudential.

--------------------------------------------------------------------------------

Ben Tang - Prudential - Analyst

Hi. A couple of questions. In terms of the gross margins, if I'm looking at your chart correctly for the trough, you guys were expecting 45 percent and, at the peak, greater than 50. Given the bookings guidance, you know, and I understand you guys have a good backlog, but what do you need to do in order to get the gross margin, you know, to that trough level? You know, assuming volumes continue to go down for the next couple of quarters.

--------------------------------------------------------------------------------

Ludger Viefhues - Mattson Technology, Inc. - CFO

I think, as Dave mentioned, Ben, we have modeled different scenarios. And as we go into the trough, of course, there will be some pressure on the gross margin. But, the gross margin will be in that ballpark, that we stay profitable with our business model at each point of the cycle. And this is confirmed in our different scenario and models that we are planning.

--------------------------------------------------------------------------------

Ben Tang - Prudential - Analyst

So, even the 45 percent at a trough level, is that still going to hold?

--------------------------------------------------------------------------------

Ludger Viefhues - Mattson Technology, Inc. - CFO

It could be a little bit lower. Depending, there are a lot of impacts. One is the product mix in the different quarter. And depending how the cycle is, I wouldn't say 45 is the trough level. It could be a little bit lower, but we have the flex cost and can reduce it on both sides within the COGs and in the CapEx so that we stay profitable in each one of the cycles.

--------------------------------------------------------------------------------

Ben Tang - Prudential - Analyst

Okay. And in terms of the RTP versus strip, the technology buying, can you give a little bit more explanation or color as to why the RTP will hold up from a technology perspective right now? Given that there's already been a lot of purchasing from the top customers for 90 and 65 development, why would that continue to hold up a little bit better, assuming we go into a trough right here?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Well, I think even if you assume going into trough, some leading edge demand will continue to expand and, again, RTP tends to be on that very edge. Even at 65, there tends to be refinements to alter shallow junction in some of the more advanced anneal, which really, we're right in the middle of and we continue to work with customers. On top of that, and just like I mentioned, the ultra shallow junction, especially advanced devices beyond 65, we're starting to work with customers down to 45. Nickel silicide advancements are becoming very critical as you really focus on silicon loss, or the silicon budget. Obviously, advance devices, 65 and below. And even especially with our low-pressure thermal and such, the dielectrics for gates and all those areas. The transistor continues to be refined. I think customers would like to see even stronger advancements, even 65. and all that work, I think, drives, because the transistor area is a focused part of advancing the nodes ahead, and RTPs right smack in the middle of it.

--------------------------------------------------------------------------------

Ben Tang - Prudential - Analyst

Okay. And the final question, kind of following up on that. I don't know if I understood correctly. You're going to release a beta tool for the Vortek technology in 4Q '04?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

We're going to ship our first beta tool, yes, in 4Q '04. That's correct.

--------------------------------------------------------------------------------

Ben Tang - Prudential - Analyst

Okay. Is that ahead of schedule or is that what you guys were expecting when you made the acquisition?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

That was, actually, we were expecting about now or a little sooner and it actually just got, if anything, it's been delayed. But, really to the benefit because we've been able to do a lot more learning with the tool. But, getting some of the final government approvals. We got the last approval on Friday of last week. So, it just really has been held up in the formal government process more than anything else.

--------------------------------------------------------------------------------

Ben Tang - Prudential - Analyst

Okay. And you also mentioned that in '05 you're going to release four or five new products?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

I think I just said a couple of products but, yes. We continue to drive on both these product fronts. And if you look it historically, we've been releasing between the two - about a new product every six to nine months and we'll continue on that path. We think it's critical to stay on the leading edge and deliver to our customers what they need.

--------------------------------------------------------------------------------

Ben Tang - Prudential - Analyst

And is that primarily driven by beyond 65 nm? I mean, your 65 nm toolset is complete, correct?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Our 65 nm toolset is complete, so it's beyond 65 nm and, for some of those process refinements we talked about in-between. Some also would be productivity enhancements, so it may be taking 65 nm productivity to the next level, for example, in strip.

--------------------------------------------------------------------------------

Ben Tang - Prudential - Analyst

Okay, and if the cycle were to get any worse, would you still commit to this 13 to 15 percent R&D level going forward?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Absolutely. I think it's critical. That's what's required.

--------------------------------------------------------------------------------

Operator

Cristina Osmena, Jefferies.

--------------------------------------------------------------------------------

Cristina Osmena - Jefferies & Co. - Analyst

Following on one of Ben's questions, you gave a gross margin model for, you know, throughout the cycle, of 45 to 50 percent. So, should we take our assumptions down on that, Ludger, now that you've said that it could be a little bit lower? Or, when do you think you might be able to conform to that model?

--------------------------------------------------------------------------------

Ludger Viefhues - Mattson Technology, Inc. - CFO

It depends, Cristina, on the cycle. And depending where the cycle is. We have great flexibility, but the cycle and the product mix impact that a little bit. I think we will stay with our model, but depending where the cycle goes, we will reach it. And if the market slows down, then it may take a little bit more time. But, we stick with our schedule and, as I mentioned, our newest products contribute with their margin. And as we move towards those newer products, we will get there.

--------------------------------------------------------------------------------

Cristina Osmena - Jefferies & Co. - Analyst

Okay. And also, you explained it a little bit during your prepared comments, but could you go over again why you needed to build inventories to these levels, especially since most of your manufacturing is now outsourced?

--------------------------------------------------------------------------------

Ludger Viefhues - Mattson Technology, Inc. - CFO

Yes. With even higher demand and shipments in this quarter, we had to build this inventory. And that was to meet our production demands in anticipation of our backlog. We are not, and have not, engaged in any build aheads. We currently have on hand just what we need for our committed order level. I would like to add that we have also been able to keep our service inventory relatively flat and we anticipate that our Q4 turns will improve, meaning inventory will go down in Q4.

--------------------------------------------------------------------------------

Cristina Osmena - Jefferies & Co. - Analyst

Oh, good. Which reminds me to ask, what was services as a percentage of your revenue?

--------------------------------------------------------------------------------

Ludger Viefhues - Mattson Technology, Inc. - CFO

15 percent; 14 to 15 percent. In that ballpark.

--------------------------------------------------------------------------------

Cristina Osmena - Jefferies & Co. - Analyst

And what was DRAM as a percentage of your orders for Q3 and what do you anticipate it to be in Q4?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

DRAM, as a percentage of revenue, or as a percentage of booking, excuse me, was about 43 percent. And we see it still being the lead part of our bookings looking forward in the fourth quarter.

--------------------------------------------------------------------------------

Cristina Osmena - Jefferies & Co. - Analyst

Would you venture to provide us a sense of what percentage of the mix, or does it go up or down?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

I think it stays about there. It might go up a little bit. But, you know, we are still seeing foundry activity, just at a slightly lower level, and then we are expecting some logic activity as well. So, practically, this quarter we were 43 percent DRAM, 31 percent roughly logic, and about 25 percent, or excuse me, 25 percent logic, about 31 percent foundry.

--------------------------------------------------------------------------------

Operator

Robert Maire of Needham.

--------------------------------------------------------------------------------

Robert Maire - Needham - Analyst

Yes, congratulations on the nice share gains and stuff. If you could fill us in a little bit more. One thing I was curious about, push-outs or cancellations or other rearrangements. What have you seen, you know, in the quarter just reported and are you seeing anything in the couple weeks since the quarter? And if you could give us a little more -- I know you've given us some of it -- a little more granularity as to where there's weakness, where there's strength, and are you sort of expecting the areas of strength to continue to hold up while the, you know, second and third tier guys are just going to continue to be weak? Or, you know, if you could give us a little more granularity there.

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Okay. Yes, Robert. And first, thanks for the thanks. And push-outs, for us, we still haven't seen really like major push-outs. We've seen like, case by case, where a customer may ask for a slight delay on a tool. Typically, it's been days or weeks. When they've crossed quarter boundaries, we screamed and tried to keep those all in. So, I think we're spending time more on that level. We aren't seeing, like you would in past cycle, kind of the wholesale, I used to call it the "90-day wave," because they'd call up and say slow everything down by 90 days. And then another 90 days and pretty soon, you just weren't shipping. So, we're still seeing it and, even today, we're seeing our customers hold tight to their, as I call it, near term demand. And then I think, looking forward, again, I think our customers, if you look at this cycle versus before, what's different, too, is our customers have paid much more attention to inventory. You saw that reaction last quarter. And so they are really managing their bookings going forward. And so I think they're going to stay more responsible to what they've committed to take as delivery, and it's really now watching the bookings and mapping onto the bookings and making sure we're balancing our business to that. So, I hope that makes sense, but so it's been.

--------------------------------------------------------------------------------

Robert Maire - Needham - Analyst

Okay, so I would take away from that that there's not as much a concern about push-outs or cancellations, it's just the rate of incoming orders that's the concern.

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Yes. Yes. And then, on granularity, I think just foundries, if you look at the capacity models, over the next couple quarters could see capacity still, pushed down into the 80 percent level. So, again, our, probably for us, one of our concerns is how big a pause could that create. Japan I talked about. I think it will just remain very prudent, very cautious. And other than that, I think we're seeing, especially on the memory side, both Flash and DRAM still seeing robust demands. And I think, indications right now to me are those still look like they're going to hold up. There's a lot of capacity that's come on line, though, so how much that has to be digested yet before the next set of projects is probably the biggest question.

--------------------------------------------------------------------------------

Operator

Dan Barenbaum, Smith Barney.

--------------------------------------------------------------------------------

Dan Barenbaum - Smith Barney - Analyst

Maybe you mentioned this, but were there any cancellations in the quarter?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

No, there were no cancellations.

--------------------------------------------------------------------------------

Dan Barenbaum - Smith Barney - Analyst

And what was your quarter ending backlog and how close is it to your ideal level? Do you kind of have an ideal target for level of backlog?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

We typically don't give out that until the end of the year, the backlog, the report on it. So, I think I mentioned earlier it's about five months.

--------------------------------------------------------------------------------

Operator

Jay Deahna, J.P. Morgan.

--------------------------------------------------------------------------------

Jay Deahna - J.P. Morgan - Analyst

Hey, Dave, ATMI said today that, based on what they see today, they think that utilization rates will start trending up in 1Q. They usually have a pretty good view into the foundries. What's your sense on when utilization rates are going to turn up there?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

It could be pretty similar, but I still tend to be a little more cautious. But if you look at it, they, I think the foundries have been feeling a little better, especially when, notebook demands, still wireless seems to be remaining strong. And so, the foundries, you don't see them reporting - September was a good month for them. So, it's kind of mixed news. And like I said, we've seen them remain very committed to their current capacity and we're just - we or they, I don't feel like either of us have enough visibility to make that call for the first quarter yet.

--------------------------------------------------------------------------------

Dan Barenbaum - Smith Barney - Analyst

Do you assume any 90 nm volume production orders from any foundry in your 4Q order guidance?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Yes.

--------------------------------------------------------------------------------

Operator

Patrick Ho, Moors & Cabot.

--------------------------------------------------------------------------------

Patrick Ho - Moors & Cabot - Analyst

Would it be fair to characterize that part of the reason why you're not seeing, I guess, major push-outs is the fact that your bookings -- or there's been a high percentage of 300 mm orders, and those projects continue to progress and it's just the timing issue?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Yes, I think that's pretty fair. Yes.

--------------------------------------------------------------------------------

Patrick Ho - Moors & Cabot - Analyst

Okay, great. And what would you say, given that dry strip is a type of capacity buy generally, what is your outlook or what do you see on the 200 mm front? Is that where you potentially see these push-outs and even cancellations?

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Well no, even on 200 mm, I think we feel right now, the order trend for 200 mm has been lower and I think part of it is because a lot of 200 mm activity was driven mainly with the expansion in China and that's cooled off a bit as I think they've wrestled with how to capitalize the whole next round of expansion there. So, we don't feel we're overcommitted in any 200 mm capacity at the moment. So, it's just not really that it creates push-outs, but what happens is the order growth rate and then the ship growth rate of strip just tends to have a steeper ramp during the cycle and then a steeper ramp down during the down cycle. It's been part of the business since we've been in it and I think we've learned to manage it pretty well.

--------------------------------------------------------------------------------

Operator

Gentlemen, it appears we have no more questions at this time.

--------------------------------------------------------------------------------

David Dutton - Mattson Technology, Inc. - President and CEO

Great. Thank you. I want to thank you all for joining our third quarter 2004 conference call. We are very excited about our company's short-term and long-term opportunities. We look forward to updating you on our progress in the next quarter. Thank you.

--------------------------------------------------------------------------------

Operator

This concludes today's conference. We thank you all for your participation and have a great day.